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                                                                    Exhibit 21.1

                                  SUBSIDIARIES
                                       OF
                        WILSONS THE LEATHER EXPERTS INC.


(1)  Wilsons Center, Inc., a Minnesota corporation;

(2)  Rosedale Wilsons, Inc., a Minnesota corporation;

(3)  River Hills Wilsons, Inc., a Minnesota corporation;

(4)  Bermans The Leather Experts, Inc., a Delaware corporation;

(5)  Bermans Far East, LTD.;

(6)  Wilsons House of Suede, Inc., a California corporation;

(7)  Wilsons Tannery West, Inc., a California corporation;

(8)  Wilsons Leather Holdings Inc., a Minnesota corporation;

(9)  Melville (UK) Holdings Limited;

(10) Wilsons Leather Gatsland Limited;

(11) Wilsons Leather Gatsar Limited;

(12) Burlington Wilsons, Inc., a Vermont corporation;

(13) Christiana Wilsons, Inc., a Delaware corporation;

(14) Haywood Wilsons, Inc., a South Carolina corporation;

(15) Park Plaza Wilsons, Inc., an Arkansas corporation;

(16) Wilsons/Georgetown Leather Design of St. Louis, MO., Inc., a Missouri corporation;

(17) Wilsons Leather of Alabama Inc., an Alabama corporation;

(18) Wilsons Leather of Connecticut Inc., a Connecticut corporation;

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(19) Wilsons Leather of Florida Inc., a Florida corporation;

(20) Wilsons Leather of Georgia Inc., a Georgia corporation;

(21) Wilsons Leather of Indiana Inc., an Indiana corporation;

(22) Wilsons Leather of Iowa Inc., an Iowa corporation;

(23) Wilsons Leather of Louisiana Inc., a Louisiana corporation;

(24) Wilsons Leather of Maryland Inc., a Maryland corporation;

(25) Wilsons Leather of Massachusetts Inc., a Massachusetts corporation;

(26) Wilsons Leather of Michigan Inc., a Michigan corporation;

(27) Wilsons Leather of Mississippi Inc., a Mississippi corporation;

(28) Wilsons Leather of New Jersey Inc., a New Jersey corporation;

(29) Wilsons Leather of New York Inc., a New York corporation;

(30) Wilsons Leather of North Carolina Inc., a North Carolina corporation;

(31) Wilsons Leather of Ohio Inc., an Ohio corporation;

(32) Wilsons Leather of Pennsylvania Inc., a Pennsylvania corporation;

(33) Wilsons Leather of Rhode Island Inc., a Rhode Island corporation;

(34) Wilsons Leather of Tennessee Inc., a Tennessee corporation;

(35) Wilsons Leather of Texas Inc., a Texas corporation;

(36) Wilsons Leather of Virginia Inc., a Virginia corporation;

(37) Wilsons Leather of West Virginia Inc., a West Virginia corporation; and

(38) Wilsons Leather of Wisconsin Inc., a Wisconsin corporation.



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